UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 12, 2025
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, in connection with its ongoing efforts in expanding the skills and experience of its directors, the Board of Directors (“Board”) of Enterprise Financial Services Corp (the “Company’) appointed Lars C. Anderson to the Board. Mr. Anderson will also serve as a director on the Board of Directors of the Company’s wholly owned subsidiary, Enterprise Bank & Trust. Mr. Anderson will serve until the 2026 Annual Meeting of Stockholders (when the Company anticipates he will be nominated for reelection by the stockholders of the Company). As compensation for his service on the Board, Mr. Anderson will receive the Company's standard compensation for non-employee directors on a pro rata basis, which is described under the heading "Director Compensation" in the Company's definitive proxy statement relating to the Company's 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 26, 2025. In accordance with the Company’s Amended and Restated Bylaws, the size of the Board will be increased from eleven (11) to twelve (12).

Lars C. Anderson served as Executive Vice President and Vice Chairman, Commercial Banking at Fifth Third Bancorp (Nasdaq: FITB) from February 2020 to May 2023. Previously, he served as Executive Vice President and Chief Operating Officer at Fifth Third Bancorp from August 2015 to February 2020. Prior to his roles at Fifth Third Bancorp, Mr. Anderson served as Vice Chairman and Head, Business Bank at Comerica Bank (NYSE: CMA) from December 2010 to July 2015; and various leadership roles with BB&T Corporation (NYSE: BBT) (now Truist (NYSE: TFC)) between 1984 and 2010, including Executive Vice President and Group Banking Executive from 2009 to 2010. He also served on the boards of Vantiv, Inc. (NYSE: VNTV) from 2015 to 2017, as well as Bellwether Enterprise Real Estate Capital, LLC between 2020 and 2023. Mr. Anderson served as a director at SMU Cox School of Business from 2013 to 2015; and a director of the Georgia Chamber of Commerce from 2004 to 2010. He graduated from Suffolk University in Boston, MA, subsequently completed the advanced management program at University of North Carolina Keenan-Flagler School of Business and graduated from the executive management program at the University of Chicago Booth School of Business. Mr. Anderson brings to the Board financial, risk and strategic expertise and 38 years of industry experience, including senior executive leadership of regional, commercial and corporate banking businesses.

There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between the newly appointed director and any other person pursuant to which the newly appointed director was appointed to serve on the Board. Mr. Anderson has been appointed by the Board to serve on the Audit Committee and Human Capital and Compensation Committee.

Item 7.01 Regulation FD Disclosure.

On August 14, 2025, the Company issued a press release announcing the appointment of Mr. Anderson to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished under Item 7.01 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated August 14, 2025.
104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	August 14, 2025	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Executive Vice President and Chief Accounting Officer